Exhibit 99.3

MTECH ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current assets
Cash	$6,853	$4,489
Prepaid expenses	—	16,496
Total Current Assets	6,853	20,985

Deferred tax asset	1,925	1,618
Marketable securities held in Trust Account	58,729,953	58,451,942
Total Assets	$58,738,731	$58,474,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$275,090	$314,387
Income taxes payable	114,456	77,351
Promissory note – related party	180,000	—
Total Current Liabilities	569,546	391,738

Commitments

Common stock subject to possible redemption, 5,217,077 and 5,234,134 shares at redemption value as of March 31, 2019 and December 31, 2018, respectively	53,169,180	53,082,804

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; -0- shares issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 776,673 and 759,616 shares issued and outstanding (excluding 5,217,077 and 5,234,134 shares subject to possible redemption) as of March 31, 2019 and December 31, 2018, respectively	78	76
Class B Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding as of March 31, 2019 and December 31, 2018	144	144
Additional paid-in capital	4,944,920	5,031,298
Retained earnings/(Accumulated deficit)	54,863	(31,515)
Total Stockholders’ Equity	5,000,005	5,000,003
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,738,731	$58,474,545

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MTECH ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2019	2018

Operating costs	$214,885	$86,652
Loss from operations	(214,885)	(86,652)

Other income:
Interest income	347,228	144,908
Unrealized loss on marketable securities held in Trust Account	(9,167)	(54,508)
Other income, net	338,061	90,400

Income before provision for income taxes	123,176	3,748
Provision for income taxes	(36,798)	(14,972)
Net income (loss)	$86,378	$(11,224)

Weighted average shares outstanding, basic and diluted (1)	2,197,116	1,794,613

Basic and diluted net loss per common share (2)	$(0.08)	$(0.04)

(1)	Excludes an aggregate of up to 5,217,077 and 5,304,398 shares subject to possible redemption at March 31, 2019 and 2018.
(2)	Excludes interest income of $259,636 and $55,215 attributable to shares subject to possible redemption for the three months ended March 31, 2019 and 2018, respectively (see Note 3).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MTECH ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

					Additional		Total
	Class A Common Stock		Class B Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance – January 1, 2018	—	$—	1,437,500	$144	$24,856	$(1,558)	$23,442

Sale of 5,750,000 Units, net of underwriting discounts and offering expenses	5,750,000	575	—	—	55,651,147	—	55,651,722

Sale of 243,750 Founder Units	243,750	24	—	—	2,437,476	—	2,437,500

Sale of Unit Purchase Option	—	—	—	—	100	—	100

Common stock subject to possible redemption	(5,304,398)	(530)	—	—	(53,101,009)	—	(53,101,539)

Net loss	—	—	—	—	—	(11,224)	(11,224)

Balance – March 31, 2018 (unaudited)	689,352	$69	1,437,500	$144	$5,012,570	$(12,782)	$5,000,001

					Additional	Retained Earnings/	Total
	Class A Common Stock		Class B Common Stock		Paid-in	(Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit)	Equity
Balance – January 1, 2019	759,616	$76	1,437,500	$144	$5,031,298	$(31,515)	$5,000,003

Common stock subject to possible redemption	17,057	2	—	—	(86,378)	—	(86,376)

Net income	—	—	—	—	—	86,378	86,378

Balance – March 31, 2019 (unaudited)	776,673	$78	1,437,500	$144	$4,944,920	$54,863	$5,000,005

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MTECH ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$86,378	$(11,224)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(347,228)	(144,908)
Unrealized loss on marketable securities held in Trust Account	9,167	54,508
Deferred tax provision	(307)	—
Changes in operating assets and liabilities:
Prepaid expenses	16,496	(70,879)
Accounts payable and accrued expenses	(39,297)	33,749
Income taxes payable	37,105	14,972
Net cash used in operating activities	(237,686)	(123,782)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account	60,050	—
Investment of cash in Trust Account	—	(57,500,000)
Net cash used in investing activities	60,050	(57,500,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	56,062,500
Proceeds from sale of Founder Units	—	2,437,500
Proceeds from sale of unit purchase option	—	100
Proceeds from promissory note – related party	180,000	—
Advances from related party	—	45,000
Repayment of advances from related party	—	(175,000)
Payment of offering costs	—	(281,807)
Net cash provided by financing activities	180,000	58,088,293

Net Change in Cash	2,364	464,511
Cash – Beginning	4,489	25,217
Cash – Ending	$6,853	$489,728

Non-Cash Investing and Financing activities:
Initial classification of common stock subject to possible redemption	$—	$53,112,740
Change in value of common stock subject to possible redemption	$86,376	$(11,201)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

MTech Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on September 27, 2017. The Company was formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or assets (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company is focused on businesses ancillary to the cannabis industry, with a particular sector focus that includes compliance, business intelligence, brand development and media.

The Company has one subsidiary, MTech Acquisition Holdings Inc., a wholly-owned subsidiary of the Company incorporated in Delaware on October 3, 2018 (“Pubco”). MTech Purchaser Merger Sub Inc. is a wholly-owned subsidiary of Pubco incorporated in Delaware on October 3, 2018 (“Purchaser Merger Sub”) and MTech Company Merger Sub LLC is a wholly-owned subsidiary of Pubco incorporated in Colorado on September 17, 2018 (“Company Merger Sub”).

At March 31, 2019, the Company had not yet commenced operations. All activity through March 31, 2019 relates to the Company’s formation and its initial public offering (the “Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of MJ Freeway LLC, a Colorado limited liability (“MJF”) (see Note 9).

The registration statement for the Company’s Initial Public Offering was declared effective on January 29, 2018. On February 1, 2018, the Company consummated the Initial Public Offering of 5,000,000 units (the “Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 225,000 Units (the “Founder Units”) at a price of $10.00 per unit in a private placement to MTech Sponsor, LLC (the “Sponsor”), generating gross proceeds of $2,250,000, which is described in Note 5.

Following the closing of the Initial Public Offering on February 1, 2018, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Founder Units was placed in a trust account (the “Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, except that interest earned on the Trust Account can be released to the Company to pay its franchise and income tax obligations, as described below.

On February 8, 2018, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 750,000 Units at $10.00 per Unit and the sale of an additional 18,750 Founder Units at $10.00 per unit, generating total gross proceeds of $7,687,500. Following the closing, an additional $7,500,000 of net proceeds ($10.00 per Unit) was placed in the Trust Account, resulting in $57,500,000 ($10.00 per Unit) held in the Trust Account.

Transaction costs amounted to $1,848,278, consisting of $1,437,500 of underwriting fees and $410,778 of Initial Public Offering costs. As of March 31, 2019, $6,853 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and Founder Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target business or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income its tax obligations).

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 6), Placement Shares (as defined in Note 5) and any Public Shares held by them in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

The Company will have until August 1, 2019 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less amounts previously released to pay taxes and less interest to pay up to $15,000 of dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

The Initial Stockholders have agreed to (i) waive their redemption rights with respect to their Founder Shares, Placement Shares and Public Shares in connection with the consummation of a Business Combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares and Placement Shares if the Company fails to consummate a Business Combination within the Combination Period and (iii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per Unit in the Initial Public Offering.

In order to protect the amounts held in the Trust Account, Mr. Steven Van Dyke, the Company’s Chairman, has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Van Dyke will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that Mr. Van Dyke will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. LIQUIDITY AND GOING CONCERN

As of March 31, 2019, the Company had $6,853 in its operating bank account, $58,729,953 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of $433,137, which excludes franchise and income taxes payable of $129,556, of which such amounts will be paid from interest earned on the Trust Account. In February 2019, the Company issued to the Sponsor a $500,000 promissory note, pursuant to which the Sponsor loaned the Company an aggregate of $180,000 as of March 31, 2019 (see Note 6).

The Company may need to raise additional capital through loans or additional investments from its Sponsor, or its affiliates, officers, directors, or third parties. The Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to (other than as described above), loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through August 1, 2019, the scheduled liquidation date. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 14, 2019, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2018 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The interim results for the three months ended March 31, 2019 are not necessarily indicative of the results to be expected for the year ending December 31, 2019 or for any future interim periods.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2019 and December 31, 2018.

Marketable securities held in Trust Account

At March 31, 2019 and December 31, 2018, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2019 and December 31, 2018, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheet.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $1,848,278 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2019 and December 31, 2018, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at March 31, 2019 and December 31, 2018, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 5,993,750 shares of Class A common stock and (3) 250,000 shares of Class A common stock and warrants to purchase 250,000 shares of Class A common stock in the unit purchase option (see Note 8) sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants and the conversion of the rights into shares of common stock is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

Reconciliation of net loss per common share

The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Three Months Ended March 31,
	2019	2018
Net (loss) income	$86,378	$(11,224)
Less: Income attributable to common stock subject to possible redemption	(259,636)	(55,215)
Adjusted net loss	(173,258)	(66,439)

Weighted average shares outstanding, basic and diluted	2,197,116	1,794,613

Basic and diluted net loss per common share	$(0.08)	$(0.04)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At March 31, 2019 and December 31, 2018, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated financial statements, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, inclusive of 750,000 Units sold to the underwriters on February 8, 2018 upon the underwriters’ election to fully exercise their over-allotment option. Each Unit consists of one share of Class A common stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 8).

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 225,000 Founder Units at $10.00 per Founder Unit, for an aggregate purchase price of $2,250,000. On February 8, 2018, the Company consummated the sale of an additional 18,750 Private Units at a price of $10.00 per Founder Unit, which were purchased by the Sponsor, generating gross proceeds of $187,500. Each Founder Unit consists of one share of Class A common stock (“Placement Share”) and one warrant (each, a “Placement Warrant”). Each Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Founder Units were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Founder Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Founder Units and all underlying securities will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

In September 2017, the Company issued an aggregate of 1,437,500 shares of Class B common stock to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 8.

The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part. As a result of the underwriters’ election to fully exercise their over-allotment option, 187,500 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after a Business Combination, and the remaining 50% of its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination. All of the Founder Shares may be released from escrow earlier than as described above if, within that time period, the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Advances

Through February 1, 2018, the Company received an aggregate of $175,000 in advances from the Sponsor for costs associated with the Initial Public Offering. The advances were non-interest bearing, unsecured and due on demand. The Company repaid the advances on February 5, 2018.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on January 29, 2018 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the three months ended March 31, 2019 and 2018, the Company incurred $30,000 and $20,000, respectively, in fees for these services. At March 31, 2019 and December 31, 2018, $140,000 and $110,000 is recorded in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets at December 31, 2018.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated (other than as described herein) to, loan the Company funds from time to time or at any time, as may be required (the “Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Units at a price of $10.00 per Unit. The Units would be identical to the Founder Units.

On February 19, 2019, the Company issued an unsecured promissory note (the “Note”) in the principal amount of up to $500,000 to the Sponsor. The Note bears no interest and is repayable in full upon consummation of the Company’s Business Combination. The Sponsor has the option to convert any unpaid balance of the Note into Units at a conversion price of $10.00 per Unit. The Units are identical to the Founder Units. At March 31, 2019, $180,000 of borrowings was outstanding under the Note.

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

NOTE 7. COMMITMENTS AND CONTINGENCIES

Contingent Fee Arrangement

The Company has entered into a fee arrangement with a service provider pursuant to which certain fees incurred by the Company will be deferred and become payable only if the Company consummates a Business Combination. If a Business Combination does not occur, the Company will not be required to pay these contingent fees. As of March 31, 2019, the amount of these contingent fees was approximately $628,000. To the extent a Business Combination is consummated, the Company anticipates incurring a significant amount of additional costs. There can be no assurances that the Company will complete a Business Combination.

Registration Rights

Pursuant to a registration rights agreement entered into on January 29, 2018, the holders of the Founder Shares, Founder Units (and their underlying securities), and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the Founder Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital, Inc. (“EBC”) as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EBC a cash fee for such services upon the consummation of a Business Combination in an amount equal to 4% of the aggregate amount sold to the public in the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable). The fee is only payable upon the consummation of a Business Combination and is, therefore, not accrued as of March 31, 2019 and December 31, 2018. If a Business Combination is not consummated for any reason, no fee will be due or payable.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At March 31, 2019 and December 31, 2018, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 15,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At March 31, 2019 and December 31, 2018, there were 776,673 and 759,616 shares of common stock issued and outstanding, excluding 5,217,077 and 5,234,134 shares of common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 3,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At March 31, 2019 and December 31, 2018, there were 1,437,500 shares of common stock issued and outstanding.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment as follows. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering in connection with the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering (not including Placement Shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination or pursuant to Units (and their underlying securities) issued to the Sponsor upon conversion of Working Capital Loans, after taking into account any shares of Class A common stock redeemed in connection with a Business Combination.

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Warrants —The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

 The Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time during the exercise period;
●	upon a minimum of 30 days’ prior written notice of redemption;
●	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

Unit Purchase Option

On February 1, 2018, the Company sold to EBC (and its designees), for $100, an option to purchase up to 250,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $2,500,000) commencing on the later of the first anniversary of the effective date of the registration statement related to the Initial Public Offering or the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Initial Public Offering. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The fair value of this unit purchase option was estimated to be approximately $873,867 (or $3.50 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.56% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the shares of common stock underlying such units, the warrants included in such units, and the shares of common stock underlying such warrants, have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

NOTE 9. MERGER AGREEMENT

On October 10, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pubco, Purchaser Merger Sub, Company Merger Sub (together with Purchaser Merger Sub, the “Merger Subs”, and the Merger Subs collectively with MTech and Pubco, the “Purchaser Parties”), the Sponsor in the capacity thereunder as the representative after the Effective Time (as defined below) for the equity holders of Pubco (other than the Sellers (as defined below)) (the “Purchaser Representative”), MJF, and Harold Handelsman, in the capacity thereunder as the representative for the Sellers (the “Seller Representative”). Jessica Billingsley has succeeded Harold Handelsman as the Seller Representative.

The Merger Agreement provides for two mergers: (i) the merger of Purchaser Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Purchaser Merger”), and (ii) the merger of Company Merger Sub with and into MJF, with MJF continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”). Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Mergers (the “Effective Time”): (a) each issued and outstanding share of the Company’s common stock will be converted automatically into the right to receive one share of Pubco common stock; (b) each issued and outstanding Company warrant shall be automatically adjusted to become one Pubco warrant; (c) the unit purchase option held by the Company’s underwriters will become an equivalent unit purchase option for Pubco; (d) each issued and outstanding membership unit of MJF (including profits interest units, the “Company Units”) will be converted automatically into the right to receive a pro rata portion of the Merger Consideration (as defined below) (except that for MJF profits interest units that are unvested as of the Effective Time, the Merger Consideration will continue to be subject to vesting restrictions); and (e) each outstanding MJF security that is not a Company Unit, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated.

The value of the aggregate merger consideration (the “Merger Consideration” ) to be paid pursuant to the Merger Agreement to the holders of Company Units as of immediately prior to the Effective Time (the “Sellers”) will be an amount equal to: (i) $70,000,000, plus (or minus if negative) (ii) the net working capital of MJF as of the closing of the transactions contemplated by the Merger Agreement (the “Closing” and the date of such Closing, the “Closing Date”) less the targeted amount of net working capital set forth in the Merger Agreement and minus (iii) the aggregate indebtedness of MJF as of the Closing. The Merger Consideration is subject to a true-up adjustment after the Closing based on final confirmation of the net working capital and aggregate indebtedness of MJF as of the Closing. If the adjustment is (i) a negative adjustment in favor of Pubco, Pubco will make a claim against the Escrow Shares (as defined below) at the Closing Share Price (as defined below) per share or other escrow property in the Escrow Account (as defined below) or (ii) a positive purchase price in favor of the Sellers, Pubco will issue additional shares to the Sellers at the Closing Share Price per share.

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

The Merger Consideration will be paid in shares of Pubco common stock (the “Consideration Shares”) at a price per share equal to $10.16 per share (the “Closing Share Price”). Notwithstanding the foregoing, ten percent (10%) of the Consideration Shares otherwise issuable to the Sellers (the “Escrow Shares”) shall be held in an escrow account (the “Escrow Account”) to cover any adjustments to the Merger Consideration or claims for indemnification pursuant to the Merger Agreement until 90 days after Pubco files its Annual Report on Form 10-K with the Securities Exchange Commission for the fiscal year ending June 30, 2019 (the “Expiration Date “), with the exception of Escrow Shares held to satisfy then pending claims which shall remain in the escrow account until the claims are resolved.

The obligations of the Parties to consummate the Merger is subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Merger Agreement and the transactions contemplated thereby and related matters by the requisite vote of the Company’s stockholder and MJF’s members; (ii) expiration of the applicable waiting period under any applicable antitrust laws; (iii) receipt of requisite regulatory approvals and requisite third party consents; (iv) no law or order preventing or prohibiting the Mergers or the other transactions contemplated by the Merger Agreement; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) the Company having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the redemption of the Company’s public stockholders (the “Redemption”) in accordance with the Company’s organizational documents and initial public offering prospectus; (vii) the election or appointment of members to Pubco’s board of directors in accordance with the Merger Agreement; and (viii) the effectiveness of the registration statement to be filed by Pubco to register the Pubco shares to be issued to the Company’s stockholders in the Merger (the “Registration Statement”).

Unless waived by MJF, the obligations of MJF to consummate the Mergers are subject to the satisfaction of the certain Closing conditions, including that the shares of Pubco common stock shall have been accepted for listing on Nasdaq, and that Pubco shall have amended and restated its charter. Unless waived by MTech, the obligations of MTech and the other Purchaser Parties to consummate the Merger are subject to the satisfaction of certain closing conditions, including MTech having received evidence that MJF has terminated and cancelled in full all outstanding options, warrants, rights or other securities that confer on the holder any right to acquire any equity securities of MJF (excluding Company Units), MTech having received evidence that certain contracts involving MJF and/or the Sellers shall have been terminated with no further obligation or liability of MJF, as well as receipt of certain ancillary documents, including the escrow agreement for the Escrow Account, non-competition and non-solicitation agreements from certain Sellers that are part of management of the MJF and transmittal letters and lock-up agreements from the Sellers.

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including by written notice by either MTech or MJF if the Closing has not occurred on or prior to March 15, 2019, for a breach by the other party (or with respect to MTech, the other Purchaser Parties) of its representations, warranties or covenants such that the related Closing condition would not be met or for a Material Adverse Effect on the other party following the date of the Merger Agreement which is uncured and continuing. If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, termination and termination fees (as described below), waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful breach of the Merger Agreement prior to such termination.

In the event that the Merger Agreement is terminated by MTech or MJF as a result of a material breach by the other party, then the non-breaching party is entitled to receive a cash termination fee equal to $2,000,000, plus the expenses actually incurred by the non-breaching party in connection with the Merger Agreement and the transactions contemplated thereby. The MTech termination fee shall however only be payable on the earlier of the completion of a business combination with a person or entity other than MJF or upon the liquidation of MTech (in each case solely to the extent of funds outside of MTech’s trust account after payment of amounts owned by MTech to its public stockholders).

The Merger Agreement contains customary representations and warranties by each of MJF, MTech, Pubco and the Merger Subs. Many of the representations and warranties are qualified by materiality or “Material Adverse Effect”. The representations and warranties made by the parties survive the Closing until the Expiration Date except that fraud claims will survive indefinitely.

Each party agreed to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the Parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Agreement. Each of the parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing. The Agreement also contains certain covenants regarding the post-Closing board of directors of Pubco and the Registration Statement.

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

After the Closing, the Sellers are required to severally indemnify Pubco, the Purchaser Representative and their respective affiliates, and each of their respective officers and directors, managers, employees, successors and permitted assignees for breaches of any of representations, warranties or covenants of MFJ or any post-Closing covenants of the Purchaser Parties. After the Closing, Pubco is required to indemnify the Sellers, the Seller Representative and their respective affiliates, and each of their respective officers and directors, managers, employees, successors and permitted assignees for breaches of any of representations or warranties by the Purchaser Parties or any pre-Closing covenants of the Purchaser Parties.

Except for fraud claims and certain fundamental representations and warranties, indemnification claims for breaches of representations and warranties are subject to an aggregate basket of $500,000 before any indemnification claims can be made, at which point the applicable indemnifying parties will be responsible for all claims from the first dollar of losses.

The maximum aggregate amount of indemnification payments which (i) the Sellers will be obligated to pay (excluding fraud claims) is capped at the Escrow Shares or other escrow property in the Escrow Account at the time of determination and (ii) Pubco will be obligated to pay (excluding fraud claims) will not exceed a number of shares of Pubco common stock equal to the number of the Escrow Shares deposited in the escrow account at the Closing. Any indemnification payments by Pubco will be made by issuance of new shares of Pubco common stock at the then current market price and any indemnification payments by the Sellers (other than fraud claims) will be made solely from the Escrow Account, with any Escrow Shares valued at the then current market price. In the case of fraud, claims for indemnification are limited to the Merger Consideration actually paid.

MJF agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in MTech’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) directly or indirectly to public stockholders.

On April 17, 2019, the Merger Agreement was amended to (i) increase the size of the Pubco’s board of directors as of the Closing from seven (7) to eight (8) directors, (ii) increase the number of directors appointed prior to the Closing by MJF from four (4) to five (5) directors (which additional director will qualify as an independent director under Nasdaq rules) and (iii) revise the classification of directors so that each Class of directors will include two (2) MJF directors and one (1) Company director at the Closing, except that the Class I directors will include one (1) MJF director and one (1) Company director.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2019 and December 31, 2018, indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		March 31,	December 31,
Description	Level	2019	2018
Assets:
Marketable securities held in Trust Account	1	$58,729,953	$58,451,942

MTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Other than as described in Note 9, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.